Robinhood Reports Second Quarter 2024 Results

Record Revenues of $682 million, up 40% year-over-year

Record GAAP Diluted EPS of $0.21, up $0.18 year-over-year

Record Net Deposits of $13.2 billion, an annualized growth rate of 41%

MENLO PARK, Calif. – August 7, 2024 – Robinhood Markets, Inc. (“Robinhood”) (NASDAQ: HOOD) today announced financial results for the second quarter of 2024, which ended June 30, 2024.

“This quarter, we kept up the pace with rapid product launches and a relentless drive to provide top value for our customers,” said Vlad Tenev, CEO and Co-Founder of Robinhood. “With Robinhood Gold reaching 2 million subscribers, we're witnessing the flywheel accelerate."

“I’m encouraged by the progress we’re making as a business,” said Jason Warnick, Chief Financial Officer of Robinhood. “In Q2, we set new quarterly records for revenues and earnings per share as we continue to focus on delivering another year of profitable growth.”

Second Quarter Results:
•Total net revenues increased 40% year-over-year to $682 million.
◦Transaction-based revenues increased 69% year-over-year to $327 million, primarily driven by options revenue of $182 million, up 43%, cryptocurrencies revenue of $81 million, up 161%, and equities revenue of $40 million, up 60%.
◦Net interest revenues increased 22% year-over-year to $285 million, driven by growth in interest-earning assets, increased securities lending activity, and higher short-term interest rates.
◦Other revenues increased 19% year-over-year to $70 million, primarily due to increased Gold subscription revenues.
•Net income increased year-over-year to $188 million, or diluted earnings per share (EPS) of $0.21, compared to $25 million, or diluted EPS of $0.03, in Q2 2023.
•Total operating expenses increased 6% year-over-year to $493 million, primarily due to increased marketing and growth investments.
◦Adjusted Operating Expenses (non-GAAP) increased 14% year-over-year to $407 million.
◦Share-Based Compensation (SBC) decreased 21% year-over-year to $86 million.
•Adjusted EBITDA (non-GAAP) increased 99% year-over-year to $301 million.
•Funded Customers increased by 1.0 million year-over-year to 24.2 million.
◦Investment Accounts increased by 1.4 million year-over-year to 24.8 million.
•Assets Under Custody (AUC) increased 57% year-over-year to $139.7 billion, driven by continued Net Deposits and higher equity and cryptocurrency valuations.
•Net Deposits were $13.2 billion, an annualized growth rate of 41% relative to AUC at the end of Q1 2024. Over the past twelve months, Net Deposits were $33.0 billion, a growth rate of 37% relative to AUC at the end of Q2 2023.
•Average Revenue Per User (ARPU) increased by 35% year-over-year to $113.
•Gold Subscribers increased by 750 thousand, or 61%, year-over-year to 2.0 million.
•Cash and cash equivalents totaled $4.5 billion compared with $5.8 billion at the end of Q2 2023.

Highlights

Robinhood accelerates product roadmap while driving strong business results and delivering increased value to customers
•Robinhood Gold reaches record 2 million subscribers - More than 8 percent of Funded Customers are now Gold Subscribers.
•1% bonus drives over $3 billion in asset transfers - From April 30, 2024 to June 28, 2024 customers responded to Robinhood’s 1 percent transfer bonus by bringing over $3 billion, averaging approximately $130 thousand per customer.
•Strategic acquisitions advance roadmap - In June, Robinhood entered into an agreement to acquire Bitstamp, Ltd., a globally-scaled crypto exchange, with over 50 active licenses and registrations internationally and customers across the EU, UK, US and Asia. In addition, Robinhood acquired Pluto Capital Inc., an artificial intelligence (AI) powered investment research platform in July.
•Delivering even more for advanced investors - In May, Robinhood launched industry leading margin rates, ranging from 5.7 to 6.75 percent. Margin balances grew by over 20 percent in Q2, reaching a two-year high of $5.0 billion.
•Returning value to shareholders - In May, Robinhood's Board of Directors authorized a $1 billion share repurchase program, which we began executing in July 2024. Management currently expects to execute this program over a two to three year period.
•Bringing customers together for Hood Summit 2024 - Robinhood announced it will be hosting its first-ever customer-focused conference, happening October 16-18, 2024. Attendees will join Robinhood executives and other industry leaders to hear about the latest in trading technology, investing and finance culture.

Additional Q2 2024 Operating Data

•Retirement AUC totaled $8.7 billion compared with $0.8 billion at the end of Q2 2023.
•Cash Sweep increased 76% year-over-year to $20.9 billion.
•Margin Book increased 52% year-over-year to $5.0 billion.
•Equity Notional Trading Volumes increased 57% year-over-year to $243.6 billion.
•Options Contracts Traded increased 38% year-over-year to 389.7 million.
•Crypto Notional Trading Volumes increased 137% year-over-year to $21.5 billion.
•Monthly Active Users (MAU) increased 9% year-over-year to 11.8 million.

Webcast and Conference Call Information

Robinhood will host a conference call to discuss its results at 2 p.m. PT / 5 p.m. ET today, August 7, 2024. The live webcast of Robinhood's earnings conference call can be accessed at investors.robinhood.com, along with the earnings press release and accompanying slide presentation.

Following the call, a replay and transcript will also be available at the same website.

Financial Outlook

Our 2024 expense plan includes growth investments in new products, features, and international expansion while also getting more efficient in our existing businesses. Our outlook for both GAAP total operating expenses and Non-GAAP combined Adjusted Operating Expenses and SBC for full-year 2024 is unchanged at $1.85 billion to $1.95 billion.

Actual results might differ materially from our outlook due to several factors, including the rate of growth in Funded Customers and our effectiveness to cross-sell products which affects variable marketing costs, the degree to which we are successful in managing credit losses and preventing fraud, and our ability to manage web-hosting expenses efficiently, among other factors. The above expense outlook does not include potential significant regulatory matters or other significant expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that may arise or accruals we may determine in the future are required, as we are unable to accurately predict the size or timing of such matters, expenses or accruals at this time. See “Non-GAAP Financial Measures” for more information on Adjusted Operating Expenses and SBC, including significant items that we believe are not indicative of our ongoing expenses that would be adjusted out of total operating expenses (GAAP) to get to Adjusted Operating Expenses and SBC (non-GAAP) should they occur.

About Robinhood

Robinhood Markets, Inc. is on a mission to democratize finance for all. In the U.S., people can invest with no account minimums through Robinhood Financial LLC, a registered broker dealer (member SIPC), buy and sell crypto through Robinhood Crypto, LLC, and spend and earn rewards through debit cards with Robinhood Money, LLC and credit cards with Robinhood Credit, Inc. People can also trade U.S. stocks without commission or FX fees in the UK through Robinhood U.K. Ltd., trade crypto in select jurisdictions in the European Union through Robinhood Europe, UAB, and access easy-to-understand educational content through Robinhood Learn.

Robinhood uses the “Overview” tab of its Investor Relations website (accessible at investors.robinhood.com/overview) and its Newsroom (accessible at newsroom.aboutrobinhood.com), as means of disclosing information to the public in a broad, non-exclusionary manner for purposes of the U.S. Securities and Exchange Commission's (“SEC”) Regulation Fair Disclosure (Reg. FD). Investors should routinely monitor those web pages, in addition to Robinhood’s press releases, SEC filings, and public conference calls and webcasts, as information posted on them could be deemed to be material information.

“Robinhood” and the Robinhood feather logo are registered trademarks of Robinhood Markets, Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Contacts

Investors:
ir@robinhood.com

Press:
press@robinhood.com

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	June 30,
(in millions, except share and per share data)	2023	2024
Assets
Current assets:
Cash and cash equivalents	$4,835	$4,524
Cash, cash equivalents, and securities segregated under federal and other regulations	4,448	4,584
Receivables from brokers, dealers, and clearing organizations	89	149
Receivables from users, net	3,495	5,040
Securities borrowed	1,602	2,217
Deposits with clearing organizations	338	551
Asset related to user cryptocurrencies safeguarding obligation	14,708	20,643
User-held fractional shares	1,592	2,011
Held-to-maturity investments	413	503
Prepaid expenses	63	65
Deferred customer match incentives	11	67
Other current assets	196	352
Total current assets	31,790	40,706
Property, software, and equipment, net	120	123
Goodwill	175	179
Intangible assets, net	48	45
Non-current held-to-maturity investments	73	2
Non-current deferred customer match incentives	19	159
Other non-current assets, including non-current prepaid expenses of $3 as of December 31, 2023 and $22 as of June 30, 2024	107	132
Total assets	$32,332	$41,346
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$384	$386
Payables to users	5,097	5,789
Securities loaned	3,547	5,091
User cryptocurrencies safeguarding obligation	14,708	20,643
Fractional shares repurchase obligation	1,592	2,011
Other current liabilities	217	220
Total current liabilities	25,545	34,140
Other non-current liabilities	91	84
Total liabilities	25,636	34,224
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value 210,000,000 shares authorized, no shares issued and outstanding as of December 31, 2023 and June 30, 2024.	—	—
Class A common stock, $0.0001 par value. 21,000,000,000 shares authorized, 745,401,862 shares issued and outstanding as of December 31, 2023; 21,000,000,000 shares authorized, 761,554,053 shares issued and outstanding as of June 30, 2024.	—	—
Class B common stock, $0.0001 par value. 700,000,000 shares authorized, 126,760,802 shares issued and outstanding as of December 31, 2023; 700,000,000 shares authorized, 122,991,716 shares issued and outstanding as of June 30, 2024.	—	—
Class C common stock, $0.0001 par value. 7,000,000,000 shares authorized, no shares issued and outstanding as of December 31, 2023 and June 30, 2024.	—	—
Additional paid-in capital	12,145	12,223
Accumulated other comprehensive loss	(3)	—
Accumulated deficit	(5,446)	(5,101)
Total stockholders’ equity	6,696	7,122
Total liabilities and stockholders’ equity	$32,332	$41,346

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		YOY% Change	Three Months Ended March 31,	QOQ% Change
(in millions, except share, per share, and percentage data)	2023	2024		2024
Revenues:
Transaction-based revenues	$193	$327	69%	$329	(1)%
Net interest revenues	234	285	22%	254	12%
Other revenues	59	70	19%	35	100%
Total net revenues	486	682	40%	618	10%

Operating expenses(1)(2):
Brokerage and transaction	39	40	3%	35	14%
Technology and development	207	209	1%	196	7%
Operations	36	46	28%	44	5%
Marketing	25	64	156%	67	(4)%
General and administrative	159	134	(16)%	118	14%
Total operating expenses	466	493	6%	460	7%

Other income, net	2	2	—%	4	(50)%
Income before income taxes	22	191	768%	162	18%
Provision for (benefit from) income taxes	(3)	3	NM	5	(40)%
Net income	$25	$188	652%	$157	20%
Net income attributable to common stockholders:
Basic	$25	$188		$157
Diluted	$25	$188		$157
Net income per share attributable to common stockholders:
Basic	$0.03	$0.21		$0.18
Diluted	$0.03	$0.21		$0.18
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	904,984,863	881,076,624		875,319,407
Diluted	921,269,749	904,490,572		895,779,155

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30,		YOY% Change
(in millions, except share, per share, and percentage data)	2023	2024
Revenues:
Transaction-based revenues	$400	$656	64%
Net interest revenues	442	539	22%
Other revenues	85	105	24%
Total net revenues	927	1,300	40%

Operating expenses(1)(2):
Brokerage and transaction	75	75	—%
Technology and development	406	405	—%
Operations	78	90	15%
Marketing	51	131	157%
General and administrative	806	252	(69)%
Total operating expenses	1,416	953	(33)%

Other income, net	2	6	200%
Income (loss) before income taxes	(487)	353	NM
Provision for (benefit from) income taxes	(1)	8	NM
Net income (loss)	$(486)	$345	NM
Net income (loss) attributable to common stockholders:
Basic	$(486)	$345
Diluted	$(486)	$345
Net income (loss) per share attributable to common stockholders:
Basic	$(0.54)	$0.39
Diluted	$(0.54)	$0.38
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	900,977,045	878,198,015
Diluted	900,977,045	900,026,613

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
________________
(1) The following table presents operating expenses as a percent of total net revenues:

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2023	2024	2024	2023	2024
Brokerage and transaction	8%	5%	5%	8%	6%
Technology and development	43%	31%	32%	44%	31%
Operations	7%	7%	7%	8%	7%
Marketing	5%	9%	11%	6%	10%
General and administrative	33%	20%	19%	87%	19%
Total operating expenses	96%	72%	74%	153%	73%

(2)    The following table presents the SBC on our unaudited condensed consolidated statements of operations for the periods indicated:

	Three Months Ended June 30,			Three Months Ended March 31,	Six Months Ended June 30,
(in millions)	2023	2024		2024	2023	2024
Brokerage and transaction	$2	$3		$2	$4	$5
Technology and development	56	52		44	110	96
Operations	1	2		2	3	4
Marketing	1	1		2	2	3
General and administrative	49	28		12	588	40
Total SBC	$109	$86	$—	$62	$707	$148

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2023	2024	2023	2024
Operating activities:
Net income (loss)	$25	$188	$(486)	$345
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	15	18	35	35
Provision for credit losses	6	18	15	34
Share-based compensation	109	86	707	148
Other	(5)	(1)	—	(1)
Changes in operating assets and liabilities:
Securities segregated under federal and other regulations	—	145	—	(547)
Receivables from brokers, dealers, and clearing organizations	(5)	58	(41)	(60)
Receivables from users, net	(168)	(742)	(111)	(1,538)
Securities borrowed	(116)	(110)	(443)	(615)
Deposits with clearing organizations	24	34	(37)	(213)
Current and non-current prepaid expenses	7	(20)	9	(20)
Current and non-current deferred customer match incentives	(4)	(122)	(6)	(196)
Other current and non-current assets	(46)	(45)	(52)	(128)
Accounts payable and accrued expenses	33	20	51	(26)
Payables to users	125	(285)	410	692
Securities loaned	373	876	1,148	1,544
Other current and non-current liabilities	(3)	(64)	(1)	(23)
Net cash provided by (used in) operating activities	370	54	1,198	(569)
Investing activities:
Purchases of property, software, and equipment	—	—	—	(2)
Capitalization of internally developed software	(4)	(7)	(9)	(14)
Purchases of held-to-maturity investments	(88)	(131)	(575)	(302)
Proceeds from maturities of held-to-maturity investments	90	135	92	289
Purchases of credit card receivables	—	(41)	—	(70)
Collections of purchased credit card receivables	—	37	—	48
Business acquisition	—	(6)	—	(6)
Asset acquisition, net of cash acquired	—	—	—	(3)
Other	1	1	10	1
Net cash used in investing activities	(1)	(12)	(482)	(59)
Financing activities:
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	9	10	9	10
Taxes paid related to net share settlement of equity awards	(3)	(59)	(5)	(99)
Payments of debt issuance costs	—	—	(10)	(14)
Draws on credit facilities	10	11	10	11
Repayments on credit facilities	(10)	(11)	(10)	(11)
Borrowings on Credit Card Funding Trust	—	—	—	17
Repayments on Credit Card Funding Trust	—	(1)	—	(1)
Change in principal collected from customers due to Coastal Bank	—	4	—	7
Proceeds from exercise of stock options, net of repurchases	1	4	2	8
Net cash provided by (used in) financing activities	7	(42)	(4)	(72)
Net increase (decrease) in cash, cash equivalents, segregated cash, and restricted cash	376	—	712	(700)
Cash, cash equivalents, segregated cash, and restricted cash, beginning of the period	9,693	8,646	9,357	9,346
Cash, cash equivalents, segregated cash, and restricted cash, end of the period	$10,069	$8,646	$10,069	$8,646
Reconciliation of cash, cash equivalents, segregated cash, and restricted cash, end of the period:
Cash and cash equivalents, end of the period	$5,829	$4,524	$5,829	$4,524
Segregated cash and cash equivalents, end of the period	4,220	4,037	4,220	4,037
Restricted cash in other current assets, end of the period	—	69	—	69
Restricted cash in other non-current assets, end of the period	20	16	20	16
Cash, cash equivalents, segregated cash, and restricted cash, end of the period	10,069	8,646	10,069	8,646
Supplemental disclosures:
Cash paid for interest	$3	$1	$6	$8
Cash paid for income taxes, net of refund received	$2	$4	$2	$6

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
(in millions)	2023	2024	2024	2023	2024
Net income (loss)	$25	$188	$157	$(486)	$345
Net margin	5%	28%	25%	(52)%	27%
Add:
Interest expenses related to credit facilities	5	6	6	11	12
Provision for (benefit from) income taxes	(3)	3	5	(1)	8
Depreciation and amortization	15	18	17	35	35
EBITDA (non-GAAP)	42	215	185	(441)	400
Add: SBC
2021 Founders Award Cancellation	—	—	—	485	—
SBC Excluding 2021 Founders Award Cancellation	109	86	62	222	148
Adjusted EBITDA (non-GAAP)	$151	$301	$247	$266	$548
Adjusted EBITDA margin (non-GAAP)	31%	44%	40%	29%	42%

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
(in millions)	2023	2024	2024	2023	2024
Total operating expenses (GAAP)	$466	$493	$460	$1,416	$953
Add: SBC
2021 Founders Award Cancellation	—	—	—	485	—
SBC Excluding 2021 Founders Award Cancellation	109	86	62	222	148
Adjusted Operating Expenses (Non-GAAP)	$357	$407	$398	$709	$805

Financial Outlook for the Year Ending December 31, 2024
Outlook (in millions)
Total operating expenses (GAAP)	$1,850 - $1,950
Significant reconciliation items(1)	—
Adjusted Operating Expenses and SBC (non-GAAP)	$1,850 - $1,950
(1) Actual results might differ materially from our outlook, see “Financial Outlook” for more information. The above expense outlook does not include potential significant regulatory matters or other significant expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that may arise or accruals we may determine in the future are required, as we are unable to accurately predict the size or timing of such matters, expenses or accruals at this time. See “Non-GAAP Financial Measures” for more information on Adjusted Operating Expenses and SBC, including significant items that we believe are not indicative of our ongoing expenses that would be adjusted out of total operating expenses (GAAP) to get to Adjusted Operating Expenses and SBC (non-GAAP) should they occur.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the expected financial performance of Robinhood Markets, Inc. and its consolidated subsidiaries (“we,” “Robinhood,” or the “Company”) and our strategic and operational plans, including (among others) statements regarding that with Robinhood Gold reaching 2 million subscribers, we’re witnessing the flywheel accelerate; that we continue to focus on delivering another year of profitable growth; that management currently expects to execute a $1 billion share repurchase program over a two to three year period; that Robinhood will be hosting its first-ever customer-focused conference, happening October 16-18, 2024; and all statements and information under the headings “Financial Outlook” and “Reconciliation of GAAP to Non-GAAP Financial Outlook.” Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “may,” “will” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Our forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual future results, performance, or achievements to differ materially from any future results expressed or implied in this press release. Reported results should not be considered an indication of future performance. Factors that contribute to the uncertain nature of our forward-looking statements include, among others: our limited operating experience at our current scale; the difficulty of managing our business effectively, including the size of our workforce, and the risk of continued declining or negative growth; the fluctuations in our financial results and key metrics from quarter to quarter; our reliance on transaction-based revenue, including payment for order flow (“PFOF”), and the risk of new regulation or bans on PFOF and similar practices; our exposure to fluctuations in interest rates and rapidly changing interest rate environments; the difficulty of raising additional capital (to provide liquidity needs and support business growth and objectives) on reasonable terms, if at all; the need to maintain capital levels required by regulators and self-regulatory organizations; the risk that we might mishandle the cash, securities, and cryptocurrencies we hold on behalf of customers, and our exposure to liability for processing, operational, or technical errors in clearing functions; the impact of negative publicity on our brand and reputation; the risk that changes in business, economic, or political conditions that impact the global financial markets, or a systemic market event, might harm our business; our dependence on key employees and a skilled workforce; the difficulty of complying with an extensive, complex, and changing regulatory environment and the need to adjust our business model in response to new or modified laws and regulations; the possibility of adverse developments in pending litigation and regulatory investigations; the effects of competition; our need to innovate and invest in new products, services, technologies, and geographies in order to attract and retain customers and deepen their engagement with us in order to maintain growth; our reliance on third parties to perform some key functions and the risk that processing, operational or technological failures could impair the availability or stability of our platforms; the risk of cybersecurity incidents, theft, data breaches, and other online attacks; the difficulty of processing customer data in compliance with privacy laws; our need as a regulated financial services company to develop and maintain effective compliance and risk management infrastructures; the risks associated with incorporating AI technologies into some of our products and processes; the volatility of cryptocurrency prices and trading volumes; the risk that our platforms and services could be exploited to facilitate illegal payments; and the risk that substantial future sales of Class A common stock in the public market, or the perception that they may occur, could cause the price of our stock to fall. Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results can be found in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which we expect to be available on August 8, 2024, as well as in our other filings with the SEC, all of which are available on the SEC’s web site at www.sec.gov. Moreover, we operate in a very competitive and rapidly changing environment; new risks and uncertainties may emerge from time to time, and it is not possible for us to predict all risks nor identify all uncertainties. The events and circumstances reflected in our forward-looking statements might not be achieved and actual results could differ materially from those projected in the forward-looking statements. Except as otherwise noted, all forward-looking statements are made as of the date of this press release, August 7, 2024 and are based on information and estimates available to us at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by law, Robinhood assumes no obligation to update any of the statements in this press release whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this press release with the understanding that our actual future results, performance, events, and circumstances might be materially different from what we expect.

Non-GAAP Financial Measures

We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources and assess our performance. In addition to total net revenues, net income (loss) and other results under GAAP, we utilize non-GAAP calculations of adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), Adjusted EBITDA margin, Adjusted Operating Expenses, and Adjusted Operating Expenses and SBC. This non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for or superior to financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss), excluding (i) interest expenses related to credit facilities, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) SBC, (v) significant legal and tax settlements and reserves, and (vi) other significant gains, losses, and expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that we believe are not indicative of our ongoing results.

The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations, and render comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total net revenues. The most directly comparable GAAP measure is net margin (calculated as net income (loss) divided by total net revenues). We believe Adjusted EBITDA Margin provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Adjusted EBITDA Margin is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Adjusted Operating Expenses

Adjusted Operating Expenses is defined as GAAP total operating expenses minus (i) SBC, (ii) significant legal and tax settlements and reserves, and (iii) other significant expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that we believe are not indicative of our ongoing expenses. The amount and timing of the excluded items are unpredictable, are not driven by core results, of operations, and render comparisons with prior periods less meaningful. We believe Adjusted Operating Expenses provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our cost structure. Adjusted Operating Expenses is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Adjusted Operating Expenses and SBC

Adjusted Operating Expenses and SBC is defined as GAAP total operating expenses minus (i) significant legal and tax settlements and reserves and (ii) other significant expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses), that we believe are not indicative of our ongoing expenses. The amount and timing of the excluded items are unpredictable, are not driven by core results, of operations, and render comparisons with prior periods less meaningful. Unlike Adjusted Operating Expenses, Adjusted Operating Expenses and SBC does not adjust for SBC. We believe Adjusted Operating Expense and SBC provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our cost structure. Adjusted Operating Expenses and SBC is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Key Performance Metrics

In addition to the measures presented in our unaudited condensed consolidated financial statements, we use the following key performance metrics to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.

Funded Customers

We define a Funded Customer as a unique person who has at least one account with a Robinhood entity and, within the past 45 calendar days (a) had an account balance that was greater than zero (excluding amounts that are deposited into a Funded Customer account by the Company with no action taken by the unique person) or (b) completed a transaction using any such account.

Assets Under Custody (“AUC”)

We define AUC as the sum of the fair value of all equities, options, cryptocurrency and cash held by users in their accounts, net of receivables from users, as of a stated date or period end on a trade date basis. Net Deposits and net market gains (losses) drive the change in AUC in any given period.

Net Deposits

We define Net Deposits as all cash deposits and asset transfers from customers, as well as dividends, interest, and cash and assets earned in connection with Company promotions (such as account transfer and retirement match incentives and free stock bonuses) received by customers, net of reversals, customer cash withdrawals, margin interest, Gold subscription fees, and other assets transferred out of our platforms (assets transferred in or out include debit card transactions, Automated Customer Account Transfer Service transfers, and custodial crypto wallet transfers) for a stated period. Prior to the second quarter of 2024, Net Deposits did not include inflows from cash and assets earned in connection with Company promotions and prior to January 2024, Net Deposits did not include inflows from dividends and interest or outflows from Robinhood Gold subscription fees and margin interest, although we have not restated amounts in prior periods as the impact to those figures was immaterial.

Average Revenue Per User (“ARPU”)

We define ARPU as total revenue for a given period divided by the average number of Funded Customers on the last day of that period and the last day of the immediately preceding period. Figures in this release represent ARPU annualized for each three-month period presented.

Gold Subscribers

We define a Gold Subscriber as a unique person who has at least one account with a Robinhood entity and who, as of the end of the relevant period (a) is subscribed to Robinhood Gold and (b) has made at least one Robinhood Gold subscription fee payment.

Additional Operating Metrics

Retirement AUC

We define Retirement AUC as the total AUC in traditional IRAs and Roth IRAs.

Cash Sweep

We define Cash Sweep as the period-end aggregate balances in our brokerage sweep program (i.e., the period-end total amount of participating users’ uninvested brokerage cash that has been automatically “swept” or moved from their brokerage accounts into deposits for their benefit at a network of program banks). This is an off-balance-sheet amount. Robinhood earns a net interest spread on Cash Sweep balances based on the interest rate offered by the banks less the interest rate given to users as stated in our program terms.

Margin Book

We define Margin Book as our period-end aggregate outstanding margin loan balances receivable (i.e., the period-end total amount we are owed by customers on loans made for the purchase of securities, supported by a pledge of assets in their margin-enabled brokerage accounts).

Notional Trading Volume

We define Notional Trading Volume for any specified asset class as the aggregate dollar value (purchase price or sale price as applicable) of trades executed in that asset class over a specified period of time.

Options Contracts Traded

We define Options Contracts Traded as the total number of options contracts bought or sold over a specified period of time. Each contract generally entitles the holder to trade 100 shares of the underlying stock.

Monthly Active Users ("MAU")

We define MAUs as the number of unique persons who, using one or more accounts with a Robinhood entity, meet one of the following criteria at any point during a specified calendar month: a) executes a debit card or credit card transaction, b) transitions between two different screens on a mobile device while logged into their account or c) loads a page in a web browser while logged into their account. A person need not satisfy these conditions on a recurring monthly basis or be a Funded Customer to be included in MAU. MAU figures in this release reflect MAU for the last month of the relevant period presented. We utilize MAU to measure how many customers interact with our products and services during a given month. MAU does not measure the frequency or duration of the interaction, but we consider it a useful indicator for engagement. Additionally, MAUs are positively correlated with, but are not indicative of, the performance of revenue and other key performance indicators.

Glossary Terms

Investment Accounts

We define an Investment Account as a funded individual brokerage account or a funded individual retirement account ("IRA"). As of June 30, 2024, a Funded Customer can have up to three Investment Accounts - individual brokerage account, traditional IRA, and Roth IRA.

Growth Rate and Annualized Growth Rate with respect to Net Deposits

When used with respect to Net Deposits, “growth rate” and “annualized growth rate” provide information about Net Deposits relative to total AUC. “Growth rate” is calculated as aggregate Net Deposits over a specified 12 month period, divided by AUC for the fiscal quarter that immediately precedes such 12 month period. “Annualized growth rate” is calculated as Net Deposits for a specified quarter multiplied by 4 and divided by AUC for the immediately preceding quarter.